EXHIBIT 10.1

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

Second Amendment (the “Amendment”), to the Employment Agreement, dated as of February 26, 2008 (as amended, the “Agreement”), by and between The LaPorte Savings Bank (the “Bank”) and Lee A. Brady (the “Executive”) is effective as of July 12, 2011.  Capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement.

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to reflect that the Executive will continue to serve as Chief Executive Officer but no longer serve as President of the Company and Bank; and

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Bank and the Executive hereby agree as follows:

Section 1.  All References to President and Chief Executive Officer shall be changed to Chief Executive Officer.  The Agreement is amended to replace all references to “President and Chief Executive Officer” with “Chief Executive Officer.”

Section 2.  Effectiveness.  This Amendment shall be deemed effective as of the date above written, as if executed on such date.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

Section 3.  Governing Law.  This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Indiana.

Section 4.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Bank and the Executive have duly executed this Amendment as of the day and year first written above.

THE LAPORTE SAVINGS BANK

By:	/s/ Mark A. Krentz
Name: Mark A. Krentz
Title: Secretary of Board

LAPORTE BANCORP, INC.

By:	/s/ Paul G. Fenker
Name: Paul G. Fenker
Title: Chairman of Board

EXECUTIVE

/s/ Lee A. Brady
Lee A. Brady